                                                                     Exhibit 3.1



                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                        TSI INTERNATIONAL SOFTWARE LTD.

     Constance Galley and Ira Gerard, President and Secretary, respectively, of TSI International Software Ltd., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 242 and 245 thereof, DO HEREBY CERTIFY:

     FIRST: The name of the corporation is TSI International Software Ltd. TSI International Software Ltd. was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 9, 1993.

     SECOND: That this amendment and restatement of the corporation's Restated Certificate of Incorporation set forth in the following resolution has been approved by the corporation's Board of directors and stockholders and was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

     NOW, THEREFORE, BE IT RESOLVED, that the Restated Certificate of Incorporation of this corporation be, and it hereby is, amended and restated to read in its entirety as follows:

                                   ARTICLE I

     The name of the corporation is TSI International Software Ltd.

                                  ARTICLE II

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

     The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The total number of shares of all classes of stock which the corporation has authority to issue is 75,000,000 shares, consisting of two classes:
70,000,000 shares shall be denominated Common Stock, $0.01 par value per share, and 5,000,000 shares shall be denominated Preferred Stock, $0.01 par value per share.

     The Board of Directors is authorized subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a Certificate or Certificates establishing a series of Preferred Stock.

     Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed, and determined as provided herein by the Board of Directors without approval of the holders of Common stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to junior to or pari passu with the right sot the Common stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

                                   ARTICLE V

     The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

                                  ARTICLE VI

     Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VII

     To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a direct. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law, as so amended.

     Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the corporation by Constance Galley, its President, and Ira Gerard, its Secretary, this 26th day of March 1999.

                                    TSI International Software Ltd.


                                    By:   /s/ Constance Galley
                                          --------------------
                                    Name:  Constance Galley
                                    Title:  President


                                    By:   /s/ Ira Gerard
                                          --------------
                                    Name:  Ira Gerard
                                    Title:  Secretary

                           CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        TSI INTERNATIONAL SOFTWARE LTD.

                                *  *  *  *  *  *

     TSI International Software Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:    That, by unanimous written consent dated February 1, 2000 in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, duly adopted a resolution setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directed that the matter be submitted to the stockholder of the Corporation for the approval of said amendment.

     SECOND:   That said amendment would amend the Amended and Restated
Certificate of Incorporation of the Corporation by amending and restating in its entirety Article FIRST and substituting in lieu thereof the following new paragraph of Article FIRST:

          "FIRST: The name of the corporation is Mercator Software, Inc. (the "Corporation")."

     THIRD:    That the foregoing amendment to the Amended and Restated
Certificate of Incorporation of the Corporation was duly adopted by the stockholders of the Corporation at a Special Meeting in accordance with the applicable provisions of Sections 222 and 242(b) of the General Corporation Law of the State of Delaware.

     FOURTH:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH:    That the above referenced name change shall be effective as of
April 3, 2000.

     IN WITNESS WHEREOF, said TSI International Software Ltd. has caused this certificate to be signed by Ms. Galley, its President, and attested by Mr. Gerard, its Secretary, this 29th day of March, 2000.

                            TSI INTERNATIONAL SOFTWARE LTD.


                            BY:  /s/ Constance F. Galley
                                 -----------------------
                                 President


ATTEST:


BY:    /s/ Ira Gerard
       --------------
       Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                      OF

                              BRAID GROUP LIMITED
                             a Bermuda corporation

                                     INTO

                            MERCATOR SOFTWARE, INC.
                            a Delaware corporation

                           _________________________


     Pursuant to the provisions of Section 253 of the General Corporate Law of the state of Delaware the undersigned Company DOES HEREBY CERTIFY THAT:

     FIRST:   Mercator Software, Inc. (the "Company") is a business corporation organized under the General Corporation Law of the State of Delaware.

     SECOND: The Company is the owner of all of the issued and outstanding shares of each class of stock of Braid Group Limited ("Braid"), a business corporation organized under the Laws of Bermuda.

     THIRD:   The laws of the jurisdiction of organization of Braid permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

     FOURTH: That the Board of Directors of the Company on February 1, 2000 unanimously agreed by written consent in lieu of a meeting to merge Braid into the Company, and did adopt the following resolutions:

RESOLVED:     That this Company is the owner of all of the issued and
              outstanding shares of each class of stock of Braid, a business corporation organized under the Laws of Bermuda, and that Braid be merged into this Company, and that all of the estate, property, rights, privileges, powers, and franchises of Braid be vested in and enjoyed by this Company as fully and entirely and without change or diminution as the same were before held and enjoyed by Braid in its name.

RESOLVED:     That this Company assume all of the obligations of Braid.

RESOLVED:     That the separate existence of Braid shall cease upon the
              effective date of the merger pursuant to the provisions of the Laws of Bermuda; and this Company shall continue its existence as the surviving corporation pursuant to the provisions of the General Corporation Law of the State of Delaware.

RESOLVED:     That the issued and outstanding shares of capital stock of Braid shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished.

RESOLVED:     That the proper officers of this Company be and they are, and each of them singly is, hereby authorized and directed to execute, deliver and acknowledge a Certificate of Ownership and Merger and to cause the same to be filed in the office of the Secretary of the State of Delaware, and to do all acts and things whatsoever, whether within or without Bermuda or the State of Delaware, which may be necessary or proper to effect said merger.

RESOLVED:     That the merger shall become effective upon the effective filing of all documents or instruments necessary to perfect such merger pursuant to the requirements of the Laws of Bermuda and the General Corporation Law of the State of Delaware.

RESOLVED:     That the officers of the Company are, and each of them is, hereby authorized and empowered, for and on behalf of the Company, to execute and deliver any and all other documents, papers or instruments and to do or cause to be done any and all such acts and thing as they, or any of them, may deem necessary, appropriate or desirable in order to enable the Company fully and promptly to carry out the purposes and intents of the foregoing resolutions.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned Company has caused this Certificate of Ownership and Merger to be duly executed as of this 18th day of April, 2000.

                              MERCATOR SOFTWARE, INC.
                              A Delaware Corporation


                              By: /s/ Constance F. Galley
                                  -----------------------
                                 Name:  Constance F. Galley
                                 Title: President